UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                            COLE NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        (2)     Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        (5)     Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(3) Filing Party:
(4) Date Filed:


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The following is a press release issued by Cole National on June 2, 2004:

[Cole National Logo]                                    PRESS RELEASE
                                                     For Immediate Release

--------------------------------------------------------------------------------

1925 Enterprise Parkway                        Listed on New York Exchange
Twinsburg, Ohio  44087                         Symbol "CNJ"
(330)  486-3100                                Contact:  Joseph  Gaglioti

                COLE NATIONAL CORPORATION ANNOUNCES AMENDMENT TO
                           LUXOTTICA MERGER AGREEMENT;

          SETS JULY 20 ANNUAL MEETING DATE TO CONSIDER LUXOTTICA MERGER
                            AND ELECTION OF DIRECTORS

          CLEVELAND, JUNE 2, 2004 /PRNewswire-FirstCall/ -- Cole National Corporation (NYSE: CNJ) today announced that its Board of Directors had unanimously approved an amendment to its merger agreement with Luxottica Group S.p.A., and had set July 20, 2004 as the date of its annual meeting of stockholders to consider the Luxottica merger agreement and the election of directors. Under the amendment to the merger agreement, the original $22.50 per share cash merger consideration would be increased by an amount equal to 4% per annum from the date on which Cole National's stockholders approve the merger agreement through the closing date of the merger, subject to the condition that the stockholder approval be obtained, and the annual meeting of stockholders to elect directors be held, on or prior to July 20, 2004. No other change was made to the Luxottica merger agreement in connection with the amendment. Cole National stated that its Board of Directors has reaffirmed its recommendation of the Luxottica merger and the Luxottica merger agreement, as amended. The Luxottica merger agreement, as amended, is subject to approval by Cole National stockholders, receipt of regulatory approvals and other customary conditions. The merger is expected to close in the second half of 2004.

          Prior to the consummation of the Luxottica merger, whether before or after Cole National stockholder approval of the Luxottica merger agreement, under the circumstances and subject to the conditions set forth in the Luxottica merger agreement (including the obligation to provide Luxottica an opportunity to revise the terms of its proposed transaction), Cole National has the right to terminate the Luxottica merger agreement and enter into an agreement relating to a superior proposal. As previously announced, on April 15, 2004, Moulin International Holdings Limited submitted an unsolicited, non-binding offer to acquire Cole National in a merger at a price of $25.00 per share in cash, and Cole National postponed the special meeting of stockholders that had been scheduled for April 20, 2004 to consider the Luxottica transaction. On May 13, 2004, Cole National announced that Moulin had informed Cole National that one of Moulin's financing sources was not prepared to go forward with its financial commitment on the basis contemplated in Moulin's acquisition proposal, and that Moulin was continuing to evaluate alternatives. Moulin has informed Cole National that it is working to finalize restructured financing arrangements that could allow Moulin's proposal to proceed. There can be no assurance as to whether discussions with Moulin will continue, whether Moulin will be able to obtain financing for its proposal, whether any agreement with Cole National would result from any such discussions, or the terms and conditions thereof.

          Stockholders of record of Cole National as of May 21, 2004 will be entitled to vote on the matters to be considered at the annual meeting of stockholders, including the Luxottica transaction. Cole National plans to mail definitive proxy material to its stockholders relating to the annual meeting on or about June 7, 2004.


ABOUT COLE NATIONAL
--------------------------------------------------------------------------------

          Cole National Corporation's vision business, together with Pearle franchisees, has 2,178 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 727 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole National also has a 21% interest in Pearle Europe, which operates retail optical locations in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal and Sweden.

          Cole National filed a definitive proxy statement containing information about the proposed Luxottica merger with the United States Securities and Exchange Commission (the "SEC") on March 15, 2004, which stockholders are urged to read because it contains important information. Cole National intends to file on June 4, 2004 a definitive annual meeting proxy statement and other relevant documents concerning the proposed Luxottica transaction and the other matters to be considered at the 2004 Annual Meeting of Cole National with the SEC, which stockholders are urged to read when it becomes available, because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement, the annual meeting proxy statement (when it is available) and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from Cole National.

          Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed Luxottica transaction and the other matters to be considered at the 2004 Annual Meeting of Cole National. Information concerning the participants in the proxy solicitation will be set forth in the definitive proxy statement as filed with the SEC, as it may be amended or supplemented.


SAFE HARBOR STATEMENT
--------------------------------------------------------------------------------

          Certain statements in this press release may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the Luxottica merger will not be completed, risks that stockholder approval may not be obtained for the Luxottica merger, legislative or regulatory developments that could have the effect of delaying or preventing the Luxottica merger, uncertainties as to whether any transaction will be entered into with Moulin or, if entered into, will be consummated, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in Cole National's filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and Cole National does not assume any obligation to update them.

CONTACT:
Cole National Corporation            or      Kekst and Company
Joseph Gaglioti                              Victoria Weld/Ruth Pachman
Tel.: +1 330-486-3100                        Tel.: +1 212-521-4800